UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 21, 2012

Coronado Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 652-4500

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2012, we and Ovamed GmbH (“Ovamed”) entered into a Second Amendment and Agreement (the “Second Amendment”) amending certain provisions of the Exclusive Sublicense Agreement (the “Ovamed License”) and the Manufacturing and Supply Agreement, each as previously amended, between us and Ovamed, and providing for certain additional agreements between the parties. Pursuant to the Second Amendment, our exclusive license from Ovamed in North America, South America, and Japan (the “Territory”) was amended to include an exclusive license to make and have made product containing TSO (Trichuris suis ova or CNDO-201) (the “Product”) for the Territory (the “Manufacturing License”) and Ovamed’s exclusive supply rights in the Territory will terminate once we establish an operational manufacturing facility in the United States. The Ovamed License now terminates 15 years from first commercial sale in the United States, subject to earlier termination under certain circumstances.

In exchange, we agreed to pay Ovamed a total of $1,500,000 in three equal installments of $500,000 each in December 2014, 2015, and 2016. Additionally, in lieu of product supply payments that would have been payable to Ovamed as the exclusive supplier, we will pay Ovamed a “Manufacturing Fee” for product manufactured and sold by us. The Manufacturing Fee will consist of the greater of (i) a royalty on net sales of Product manufactured by us or (ii) a specified amount per unit (the “Transfer Fee Component”). The Manufacturing Fee is subject to certain adjustments and credits and we have a right to reduce the Transfer Fee Component by paying Ovamed an agreed amount within ten business days following FDA approval of a Biologics License Application approving the manufacturing, marketing and commercial sale of Product in the United States and an additional amount within ninety days after the end of the first calendar year in which net sales in the Territory exceed an agreed amount.

Simultaneously with the execution of the Second Amendment, Ovamed assigned to us a five-year property lease in Woburn, MA for space in which we intend to establish a TSO manufacturing facility. Build out and site preparation of the manufacturing facility are planned to commence in early 2013 and continue throughout the year to enable production of phase 3 supplies of TSO. Ovamed agreed to assist us in establishing this facility and the Second Amendment contemplates that we and Ovamed would act as second source suppliers to each other at agreed transfer prices pursuant to a Second Source Agreement to be negotiated between the parties.

On December 27, 2012, we issued a press release announcing the acquisition of the manufacturing rights to TSO for the territory from Ovamed. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

By:	/s/ Dale Ritter
	Name:	Dale Ritter
	Title:	Chief Accounting Officer

Dated: December 27, 2012